EXHIBIT 99.5

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: March 11, 2013	ESL PARTNERS, L.P.

	By:	RBS Partners, L.P., as its general partner

	By:	ESL Investments, Inc., as its general partner

	By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Chief Executive Officer

SPE I PARTNERS, LP

	By:	RBS Partners, L.P., as its general partner

	By:	ESL Investments, Inc., as its general partner

	By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Chief Executive Officer

SPE MASTER I, LP

	By:	RBS Partners, L.P., as its general partner

	By:	ESL Investments, Inc., as its general partner

	By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Chief Executive Officer

RBS PARTNERS, L.P.

	By:	ESL Investments, Inc., as its general partner

	By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Chief Executive Officer

ESL INSTITUTIONAL PARTNERS, L.P.

By:	RBS Investment Management, L.L.C., as its general partner

By:	ESL Investments, Inc., as its manager

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chief Executive Officer

RBS INVESTMENT MANAGEMENT, L.L.C.

By:	ESL Investments, Inc., as its manager

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chief Executive Officer

CRK PARTNERS, L.L.C.

By:	ESL Investments, Inc., as its sole member

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chief Executive Officer

ESL INVESTMENTS, INC.

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chief Executive Officer

EDWARD S. LAMPERT

By:	/s/ Edward S. Lampert

ANNEX A

The names, business addresses, present principal occupations, and citizenship of the directors and executive officers of ESL Investments, Inc. are set forth below. If no address is given, the director’s or executive officer’s principal business address is 1170 Kane Concourse, Suite 200, Bay Harbor, Florida 33154. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to ESL Investments, Inc.

Name and Business Address	Principal Occupation	Citizenship
Edward S. Lampert	Director, Chairman and Chief Executive Officer	United States

ANNEX B

RECENT TRANSACTIONS BY THE REPORTING PERSONS IN THE SECURITIES OF

SEARS HOLDINGS CORPORATION

Entity	Date of Transaction	Nature of Transaction	Number of Shares of Common Stock	Price per Share ($)
ESL Investors, L.L.C.	03/11/2013	Distribution to Sole Investment Member	1,239,056	$0